Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 Nos. 333-126990 and 333-98939) pertaining to the DURECT Corporation 2000 Directors’ Stock Option Plan

(2)	Registration Statement (Form S-8 Nos. 333-124701 and 333-86110) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan and the DURECT Corporation 2000 Stock Plan

(3)	Registration Statement (Form S-8 Nos. 333-120405 and 333-108390) pertaining to the DURECT Corporation 2000 Stock Plan

(4)	Registration Statement (Form S-8 No. 333-47400) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan, the DURECT Corporation 1998 Stock Option Plan, the DURECT Corporation 2000 Stock Plan and the DURECT Corporation 2000 Directors’ Stock Option Plan

(5)	Registration Statement (Form S-8 No. 333-61224) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan, the DURECT Corporation 2000 Stock Plan, the Southern BioSystems, Inc. 1993 Stock Option Plan and the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan

(6)	Registration Statement (Form S-8 No. 333-76622) pertaining to the Southern BioSystems, Inc. 1993 Stock Option Plan and the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan

(7)	Registration Statement (Form S-3 No. 333-128979) of DURECT Corporation

(8)	Registration Statement (Form S-3 No. 333-108398) of DURECT Corporation

(9)	Registration Statement (Form S-3 No. 333-108396) of DURECT Corporation

of our reports dated March 9, 2006, with respect to the consolidated financial statements and schedule of DURECT Corporation, DURECT Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of DURECT Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/    ERNST & YOUNG LLP

Palo Alto, California

March 9, 2006